Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert DaCunha, Chief Financial Officer, of Fortem Resources Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Fortem Resources Inc. for the year ended February 28, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fortem Resources Inc.

Dated:  May 31, 2017

/s/ Robert DaCunha

Robert DaCunha

Chief Financial Officer, Secretary, Treasurer and Director

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fortem Resources Inc. and will be retained by Fortem Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.